UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2021, Vertex Energy, Inc. (the “Company”, “we” and “us”), entered into a Series B Preferred Stock Exchange Agreement (the “Exchange Agreement”) with Pennington Capital LLC (the “Holder”). Pursuant to the Exchange Agreement, the Holder agreed to exchange 822,824 shares of the Series B Preferred Stock of the Company which it held, which had an aggregate liquidation preference of $2,550,754 ($3.10 per share), for 1,261,246 shares of the Company’s common stock (based on an exchange ratio equal to approximately the five-day volume-weighted average price per share of the Company’s common stock on the date the Exchange Agreement was entered into).

The Series B Shares were subsequently returned to the Company and cancelled in consideration for the issuance of the 1,261,246 shares of common stock. The Exchange Agreement included customary representations and warranties of the parties.

The foregoing summary description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which information is incorporated by reference into this Item 3.02 by reference in its entirety, on February 23, 2021, the Company entered into the Exchange Agreement with the Holder, pursuant to which the Holder exchanged 822,824 shares of the Series B Preferred Stock of the Company for 1,261,246 shares of the Company’s common stock. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for such issuance, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On February 8, 2021, a holder of our Series B1 Preferred Stock converted 72,992 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B Preferred Stock.

On February 11, 2021, two holders of our Series B1 Preferred Stock converted an aggregate of 129,278 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuances, as the securities were exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. After the conversions and exchange described above, there are 3,382,437 outstanding shares of Series B Preferred Stock (which number includes 420,224 shares of Series B Preferred Stock for which a notice of conversion was provided on January 26, 2021, which conversion has not been completed to date), which if converted in full, would convert into 3,382,437 shares of common stock (2,962,213 shares plus the 420,224 shares which are in the process of being converted) and 6,730,025 outstanding shares of Series B1 Preferred Stock, which if converted in full, would convert into 6,730,025 shares of common stock.

On February 8, 2021, a holder of warrants to purchase shares of our common stock exercised warrants to purchase 13,684 shares of common stock for cash ($20,937 in aggregate or $1.53 per share), and was issued 13,684 shares of our common stock.

On January 10, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase 40,065 shares of common stock for cash ($61,299 in aggregate or $1.53 per share), and were issued 40,065 shares of our common stock.

We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, for the above issuances in connection with the exercises.

The resale of all of the shares of common stock issuable upon conversion of the Series B Preferred Stock and Series B1 Preferred Stock, and the exercise of the warrants, described above, have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent the Waiver (described and defined Item 5.07, below), constitutes an amendment to the designation of the Series B Preferred Stock of the Company, such information and disclosures in Item 5.07 below are incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Effective on February 22, 2021, shareholders holding a majority in interest of the Company’s outstanding Series B Preferred Stock (a “Majority In Interest”), took action via a written consent to action without meeting, to approve and waive, pursuant to the terms of the designation of the Company’s Series B Preferred Stock, the restriction set forth in the designation of the Series B Preferred Stock which prohibited the Company, without first obtaining the approval of the holders of a Majority In Interest, to effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock (or shares of another class of shares into shares of Series B Preferred Stock)(except as provided for in the designation). Specifically, the Majority In Interest approved, with the consent of both the Company and any individual holder(s) of the Series B Preferred Stock, the ability and right of any holder or holders of Series B Preferred Stock of the Company, to exchange shares of Series B Preferred Stock, or rights thereto, with the Company, in consideration for other securities of the Company (and to similarly exchange such other securities of the Company for such holder’s shares of Series B Preferred Stock, or rights thereto), as mutually agreed between the Company and such applicable holder(s) and that the Company shall not be required to offer identical terms of exchange with each holder of Series B Preferred Stock, but instead, each holder of Series B Preferred Stock shall be free to negotiate and contract separately with the Company in connection with any such exchange(s), and the Company shall be free to negotiate and contract separately with each holder in connection with any such exchange(s) (collectively, the “Waiver”). The Waiver is effective February 22, 2021.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1#	Series B Preferred Stock Exchange Agreement dated February 23, 2021, by and between Vertex Energy, Inc. and Pennington Capital LLC

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 26, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer